FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this "Amendment") is made effective as of April 21, 2006 by and between **DIXON-MILL ASSOCIATES I (PHASE ONE) LIMITED PARTNERSHIP**, **DIXON-MILL ASSOCIATES II (PHASE TWO) LIMITED PARTNERSHIP**, and **DIXON-MILL ASSOCIATES III (PHASE THREE) LIMITED PARTNERSHIP**, each a New Jersey limited partnership (collectively, "Seller"), and **RMPC DIXON LLC**, a Delaware limited liability company ("Purchaser").

BACKGROUND

Seller and Purchaser have entered into a certain Agreement of Purchase and Sale dated as of April 3, 2006 and effective as of March 1, 2006 (the "Agreement") by and through which Seller agreed to sell to Purchaser and Purchaser agreed to purchase from Seller certain real and personal property in Jersey City, New Jersey known as the Dixon Mills Apartments and as more particularly described in the Agreement. Seller and Purchaser now desire to amend the Agreement as set forth herein. Capitalized terms not otherwise defined herein will have the meanings assigned to such terms in the Agreement.

AGREEMENTS

NOW, THEREFORE, for and in consideration of the covenants and conditions set forth in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Seller and Purchaser agree as follows:

1. The expiration of the Due Diligence Period, as defined in Article I of the Agreement, is extended from 5:00 p.m. Eastern Time on April 21, 2006 until 11:59 pm Eastern Time on April 24, 2006.

2. Except as set forth in Section 1 above, all other terms, covenants and conditions set forth in the Agreement remain unaltered and in full force and effect.

3. To facilitate execution, this Amendment may be executed in as many counterparts as may be required. It shall not be necessary that the signatures on behalf of all parties appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement. For purposes of this Amendment, facsimile signatures shall be deemed originals. Notwithstanding any other provision of this Amendment, the parties hereto agree that the execution and delivery of this Amendment and any amendments hereto may be conducted by electronic means as provided by the Uniform Electronic Transactions Act, N.J.S.A. 12A:12-1 *et seq*.

4. This Amendment is being executed by Ballard Spahr Andrews & Ingersoll, Seller's attorneys, on behalf of Seller and by Cohn Birnbaum & Shea, Purchaser's attorneys, on behalf of Purchaser. Each of such firms represents that it is authorized to execute this Amendment of its client.

5. This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey.

6. This Amendment shall be binding upon the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF, this Amendment has been executed by the duly authorized representatives of the parties hereto as of the date first written above.

On behalf of Seller:

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

By: ______________________
Jeffrey S. Beenstock
Duly Authorized

On behalf of Purchaser:

COHN BIRNBAUM & SHEA P.C.

By: ______________________
Richard J. Shea, Jr.
Duly Authorized